Exhibit T3A.2.95

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
10/12/2021	202128401302	DOMESTIC FOR PROFIT LLC -ARTICLES OF ORG (LCP)	99.00	300.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

BAKER & HOSTETLER LLP

KEY TOWER - 127 PUBLIC SQUARE
SUITE 2000

CLEVELAND. OH 44114

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Frank LaRose

4756699

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

TONIC PROCUREMENT SOLUTIONS, LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG	202128401302
Effective Date: 10/11/2021

[SEAL]	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 12th day of October, A.D. 2021.

United States of America State of Ohio	/s/ [ILLEGIBLE]
Office of the Secretary of State	Ohio Secretary of State

Form 533A Prescribed by:	Date Electronically Filed: 10/11/2021

[LOGO]	Toll Free: 877.767.3453 | Central Ohio: 614.466.3910 OhioSoS.gov | business@OhioSoS.gov File online or for more information: OhioBusinessCentral.gov

Articles of Organization for a Domestic Limited Liability Company

Filing Fee: $99

Form Must Be Typed

CHECK ONLY ONE (1) BOX

(1)	☒	Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA)	(2)	☐	Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA)

Name of Limited Liability Company	Tonic Procurement Solutions, LLC

(Name must include one of the following words or abbreviations: “limited liability company”, “limited”, “LLC”, “L.L.C.”, “ltd.”, or “ltd”.)

Optional:	Effective Date (MM/DD/YYYY)	10/11/2021	(The legal existence of the limited liability company begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing.)

Optional:	This limited liability company shall exist for

Period of Existence

Optional:	Purpose

** Note for Nonprofit LLCs

The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided. **

533A	Page 1 of 3	Last Revised: 06/2019

Original Appointment of Statutory Agent

The undersigned authorized member(s), manager(s) or representative(s) of

Tonic Procurement Solutions, LLC

(Name of Limited Liability Company)

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:

NATIONAL REGISTERED AGENTS, INC.

(Name of Statutory Agent)

4400 EASTON COMMONS WAY, SUITE 125

(Mailing Address)

COLUMBUS	OH	43219
(Mailing City)	(Mailing State)	(Mailing ZIP Code)

Acceptance of Appointment

The Undersigned,	NATIONAL REGISTERED AGENTS, INC.	, named herein as the
(Name of Statutory Agent)

Statutory agent for	Tonic Procurement Solutions, LLC
(Name of Limited Liability Company)

hereby acknowledges and accepts the appointment of statutory agent for said limited liability company.

Statutory Agent Signature	LAURA R. BRODERICK, ASSISTANT SECRETARY
(Individual Agent's Signature / Signature on Behalf of Business Serving as Agent)

533A	Page 2 of 3	Last Revised: 06/2019

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required	DENNIS B. ANGERS
Articles and original appointment of agent must be signed by a member, manager or other representative.	Signature

By (if applicable)

If the authorized representative is an individual, then they must sign in the “signature” box and print his/her name in the “Print Name” box.

Print Name

If the authorized representative is a business entity, not an individual, then please print the entity name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print his/her name and title/authority in the “Print Name” box.

Signature

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name

533A	Page 3 of 3	Last Revised: 06/2019

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
02/23/2024	202405401016	OHIO LLC – AMENDMENT (LAM)	50.00	0.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

CT CORPORATION SYSTEM

4400 EASTON COMMONS

SUITE 125

COLUMBUS, OH 43219

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, Frank LaRose

4756699

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

EX PROCUREMENT, LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
OHIO LLC - AMENDMENT	202405401016
Effective Date: 02/23/2024
[SEAL]	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 23rd day of February, A.D. 2024.
United States of America
State of Ohio	/s/ [ILLEGIBLE]
Office of the Secretary of State	Ohio Secretary of State